UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 6, 2023

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company	63-0004250
(An Alabama Corporation)
600 North 18th Street
Birmingham, Alabama 35203
(205) 257-1000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On November 6, 2023, Alabama Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale of $300,000,000 aggregate principal amount of its Series 2023B 5.85% Senior Notes due November 15, 2033 (the “Senior Notes”). The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-269983) of the Company.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

1.3
Underwriting Agreement, relating to the Senior Notes, dated November 6, 2023, between the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named in Schedule I thereto.

4.6	Sixty-Seventh Supplemental Indenture to Senior Note Indenture dated as of November 9, 2023 providing for the issuance of the Senior Notes.

4.9	Form of the Senior Note (included in Exhibit 4.6 above).

5.1	Opinion of Balch & Bingham LLP relating to the Senior Notes.

8.1	Tax Opinion of Balch & Bingham LLP relating to the Senior Notes.

23.1	Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).

23.2	Consent of Balch & Bingham LLP (included in Exhibit 8.1 above).

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2023	ALABAMA POWER COMPANY

	By:	/s/ Melissa K. Caen
Melissa K. Caen Assistant Secretary